UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 18, 2007

BAYWOOD INTERNATIONAL, INC.
(Exact Name or Registrant as Specified in Its Charter)

Nevada	000-22024	77-0125664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14950 North 83rd Place, Suite 1, Scottsdale, Arizona 85260
(Address of Principal Executive Offices) (Zip Code)

(480) 951-3956
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.
ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.

Pursuant to stockholder approval, our Board of Directors authorized an Amendment to our Articles of Incorporation, as amended, to effect a reverse stock split of the issued and outstanding shares of our common stock, par value $0.001, on a 1 for 20 basis. The Amendment was filed on December 6, 2007 and effective on December 18, 2007 (the “Effective Date”).

As a result of the reverse split, on the Effective Date, each holder of our common stock will receive one share for every 20 shares they own immediately prior to the Effective Date. We will not issue fractional shares in connection with the foregoing stock split.  We will pay cash for each fractional share resulting from the split. The total authorized shares of our common stock remain unchanged as a result of the reverse split.

Each stockholder's percentage ownership interest in our company and proportional voting power remains unchanged after the reverse split except for minor changes and adjustments resulting from payment issued in lieu of fractional interests. The rights and privileges of the holders of common stock are substantially unaffected by the reverse split.

Effective December 18, 2007 our common stock will be traded on the Over-the-Counter Bulletin Board under the new ticker symbol “BAYW.OB”.

A copy of the Amendment is attached to this current report as Exhibit 3.1 and is incorporated herein by reference.

This report contains forward-looking statements that involve risks and uncertainties.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our Form 10-KSB and other reports filed with the Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made.  We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
3.1	Certificate of Amendment to the Articles of Incorporation, dated December 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 26, 2007	By: /s/ Neil Reithinger
Name: Neil Reithinger
Title: Chief Executive Officer